ARTICLES OF INCORPORATION

                                       OF

                           SONOMAWEST HOLDINGS, INC.,
                            a California corporation


         ONE:  The name of this corporation is SonomaWest Holdings, Inc.

         TWO:  The purpose for which this corporation is formed are:

               (a) To own, lease or otherwise acquire and to manage, operate and control dehydrating, canning, packaging and any and all other kinds of food processing equipment; to carry on a general business and deal in and with dehydrating, canning, packing, manufacturing, treating, working, refining and processing and packaging in any way all kids of food products, and to carry on any other business of a similar or related nature or capable of being conveniently carried on in connection with the foregoing, or calculated directly or indirectly to enhance the value of the property or rights of this corporation, or to make more efficient or more profitable the operations of this corporation.

               (b) To adopt, apply for, obtain, register, purchase, lease, or otherwise acquire, and to maintain, protect, hold, use, own, exercise, develop, operate and introduce, and to sell or grant licenses or other rights in respect of, trade-marks, trade names, patents, patent rights, copyrights, and distinctive works and rights analogous thereto, and inventions, improvements, processes, designs, systems, plans, methods, ideas, formulas, and the like, including such thereof as may be covered by, used in connection with, or secured or received under, Letters Patent of the United States of America, or elsewhere, or otherwise, which may be deemed capable of use in connection with the business of this corporation, and to acquire, use, exercise or otherwise turn to account licenses in respect of any such trademarks, trade names, patents, patent rights, copyrights, and distinctive works and rights analogous thereto, and inventions, improvements, processes, designs, systems, plans, methods, ideas, formulae and the like;

               (c) Without restriction as to limit or amount, to acquire, by purchase, lease or otherwise, and to own, hold, sell, convey, mortgage, transfer in trust, exchange, lease, rent, work, improve, develop, cultivate, and otherwise handle, deal in and dispose of all kinds of improved and unimproved real property and any interest or right therein, wherever situate; to survey, subdivide, plat and improve and same for the purpose of use, sale, or otherwise, and to construct and erect thereon factories, works, plants, mills, hotels, stores, houses, buildings or structures of any nature whatsoever;

               (d) Without  restriction  as to limit or amount,  to acquire,  by purchase, lease, hire, or otherwise, and to manufacture, own, use, hold, and to sell, lease, rent, exchange, transfer in trust, assign, convey, pledge, hypothecate, mortgage, or otherwise deal in and with or dispose of goods, wares, merchandise, and chattels, chattels real, choses in action, franchises, concessions and other privileges, things and property, and personal property of every kind and nature, and of any interest or right therein, capable of private ownership, wherever situate;

               (e) To acquire, by purchase or subscription, or in exchange for shares of its own stock, or otherwise, and to own, hold for investment, deal in or with, guarantee, secure the payment and satisfaction of, endorse, assign, transfer in trust, pledge, hypothecate, mortgage, or otherwise dispose of, shares of stock, voting trust certificates for shares of stock, bonds, coupons, debentures, debenture stock, notes, trust receipts, mortgages, deeds of trust, or any other securities or other obligations or evidences of indebtedness of any person, or of any corporation, organization, firm, or association organized under the laws of the State of California or of any other state, district, territory, dependency or country or subdivision or municipality thereof, which may have been or which may be created for any purpose or purposes whatsoever; to aid, in any manner or way, any person, corporation, organization, firm or association whose shares of stock, voting trust certificates for shares, notes, trust receipts, mortgages, deeds of trust, or any other securities or other obligations or evidences of indebtedness are so held or are in any manner guaranteed by the corporation, or otherwise, and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such shares of stock, voting trust certificates for shares of stock, bonds, coupons, debentures, notes, trust receipts, mortgages, deeds of trust, or any other securities or other obligations or evidence of indebtedness or to do any acts or things designed for any such purposes; and, while the owner or holder thereof to exercise all the rights, powers and privileges of such ownership or holding, and to exercise any and all voting power thereon, and to issue in exchange therefor its own shares of stock, bonds, coupons, debentures, debenture stock, notes, trust receipts, mortgages, deeds of trust, and other securities and obligations and evidences of indebtedness or otherwise;

               (f) To draw, make, accept, endorse, discount, guarantee, execute and issue promissory notes, bills of exchange, checks, drafts, warrants, bills of lading, warehouse receipts and all kinds of obligations and certificates and negotiable or transferable instruments;

               (g) To issue shares of any class of the capital stock, voting trust certificates for shares of stock, bonds, coupons, debentures, debenture stock, notes, trust receipts, and any other securities and other obligations and evidences of indebtedness of the corporation, for cash, for labor done, for property, real or personal, or for leases or rentals thereof, or for any combination of any of the foregoing, or in exchange for the stock, voting trust certificates for shares of stock, bonds, coupons, debentures, debenture stock, notes, trust receipts, or any other securities or other obligations or evidences of indebtedness of any person, firm, association, corporation or organization;


               (h) To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in, shares of its own capital stock, voting trust certificates therefor, and its own bonds, coupons, debentures, debenture stock, notes, trust receipts, mortgages, deeds of trust and other securities or other obligations and evidences of indebtedness from time to time to such an extent and in such a manner and upon such terms as its Board of Directors shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except as provided or permitted by law; provided further, that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly, nor counted as outstanding, for the purpose of computing any stockholders quorum or vote;

               (i) To borrow money and contract debts for any of the purposes of the corporation, including the acquisition of property, and to issue bonds, coupons, debentures, debenture stock, notes, trust receipts or other securities or other obligations or evidences of indebtedness therefor, and to secure the same by pledge, mortgage, deed of trust, or otherwise of the whole or any part of the real or personal property of the corporation, or to issue bonds, debentures, notes, trust receipts, or other securities or other obligations or evidences of indebtedness without security;

               (j) To loan money, and to take notes, trust receipts or other obligations or evidences of indebtedness therefor either without security or secured by bonds, debentures, mortgages, deeds of trust, pledges, or otherwise;


               (k) To organize or cause to be organized under the laws of the State of California, or of any other state, territory, dependency, province, nation or government, or the District of Columbia, a corporation or corporations for the purpose of accomplishing any or all of the objects for which the corporation is organized, and to wind up, liquidate, merge, consolidate, or dissolve any such corporation or corporations or to cause the same to be wound up, liquidated, merged, consolidated or dissolved;

               (l) To enter into, make, perform and carry out contracts of every kind, for any lawful purpose, with any person, corporation, organization, firm or association, including joint adventure, partnership and limited partnership contracts;

               (m) To act as financial, commercial or general agent for other corporations engaged in business similar or allied to that of the corporation, or engaged in any business in which any product of the corporation is employed, or engaged in the production of anything used in the business of the corporation;

               (n) To procure the prosecution, defense and settlement of actions at law or in equity;

               (o) To have one or more offices and to carry on any or all of its operations and business;

               (p) To do any and all things herein set forth and, in addition such other acts and things as are necessary, convenient or proper for, or incidental to the attainment of the purposes of the corporation, or any of them, to the same extent as natural persons lawfully might or could do in any part of the world, insofar as such acts are permitted to be done by a corporation organized under the general corporation laws of the State of California and in general to carry on any other business in connection therewith, whether manufacturing or otherwise, not forbidden by the laws of the State of California and with all the powers conferred upon corporations by the laws of the State of California;

         The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation; and it is intended that the purposes, objects and powers specified in each of the clauses of this ARTICLE TWO of these Articles of Incorporation, shall, except as otherwise expressly provided, in no wise be limited or restricted by reference to or inference under the terms of any other clause of this Article or of any other article of these Articles of Incorporation, but that, except as otherwise expressly provided, each of the purposes, objects and powers specified in this Article and each of the articles or clauses of these Articles of Incorporation shall be regarded as independent purposes, objects and powers.

          THREE: The county in the State of California where the principal office for the transaction of the business of this corporation is to be located is in the County of Alameda.

         FOUR: This corporation is authorized to issue Five Million shares of common stock, and Two Million Five Hundred Thousand shares of preferred stock. The Board of Directors may issue the preferred stock in one or more series and may determine the rights, preferences, privileges and restrictions granted to, or imposed upon, any wholly unissued series of preferred stock. Upon the amendment of this article to read as herein set forth, each outstanding share is converted into or reconstructed as one common share.

         FIVE: The number of Directors of this corporation until changed by a by-law duly adopted by the voting shareholders of this corporation is three (3). The names and addresses of the persons who are hereby appointed to act as the first directors of this corporation are:

             NAME                                   ADDRESS

          W.E.G. GALLWEY                              950 Fifty-sixth Street
                                                      Oakland 8, California

          FRANK P. ADAMS                              950 Fifty-sixth Street
                                                      Oakland 8, California

          ROBERT L. INGRAM                            1924 Franklin Street
                                                        Oakland, California

          SIX: The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         SEVEN: This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through by-law provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholder.